Exhibit 99.1

Bazaarvoice Enters Into Definitive Agreement with Viewpoints to Divest PowerReviews Business

AUSTIN, Texas, June 4, 2014 — Bazaarvoice, Inc. (Nasdaq: BV), the network connecting brands and retailers to the authentic voices of consumers wherever they shop, today announced that it has entered into a definitive agreement to divest PowerReviews, LLC, the successor to PowerReviews, Inc. (“PowerReviews”), to Wavetable Labs, LLC, the parent company of Viewpoints, LLC (“Viewpoints”) for $30 million in cash. The transaction is subject to final approval of the divestiture agreement from the U.S. Department of Justice (the “DOJ”), as well as conditions to closing specified in the agreement. The transaction is expected to close within the first quarter of Bazaarvoice’s 2015 fiscal year ending July 31, 2014.

“Since our acquisition of PowerReviews in 2012, our business has evolved significantly as we’ve extended our core ratings and reviews platform with solutions that enable our clients to deliver richer experiences at all of the touchpoints where consumers discover, explore, and engage with a brand,” said Gene Austin, CEO and president, Bazaarvoice. “Once the sale of PowerReviews is approved and closed, we will be able to put the antitrust litigation behind us and turn our full attention to the large market opportunity ahead of us. In an era marked by social conversation, our value proposition has never been stronger for brands and retailers facing the challenges of building informative, trusted, and lasting relationships with consumers.”

Additional Financial and Reporting Details

Bazaarvoice will provide additional detail regarding the divestiture of PowerReviews during its previously announced conference call, scheduled for 4:30 p.m. Eastern Time on Wednesday, June 4, 2014, to discuss the Company’s fourth fiscal quarter and fiscal year earnings ended April 30, 2014.

About Bazaarvoice

Bazaarvoice is a network that connects brands and retailers to the authentic voices of people where they shop. Each month, more than 400 million people view and share authentic opinions, questions and experiences about tens of millions of products in the Bazaarvoice network. The company’s technology platform amplifies these voices into the places that influence purchase decisions. Network analytics help marketers and advertisers provide more engaging experiences that drive brand awareness, consideration, sales and loyalty. Headquartered in Austin, Texas, Bazaarvoice has offices across North America, Europe and Asia-Pacific. For more information, visit http://www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2013 and our Form 10-Q for the fiscal quarter ended January 31, 2014. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:	Investor Contact:

Matt Krebsbach	Linda Wells

Bazaarvoice, Inc.	Bazaarvoice, Inc.

512-551-6612	415-489-6045

matt.krebsbach@bazaarvoice.com	linda.wells@bazaarvoice.com

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